Exhibit 99.(e)(5)

FOURTH AMENDMENT TO

DISTRIBUTION AGREEMENT

Fourth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 22nd day of April, 2019 by and between American Beacon Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (the “Client”), and Resolute Investment Distributors, Inc., a Delaware limited liability company (“Resolute”).

The attached amended and restated Schedule I to remove the American Beacon Grosvenor Long/Short Fund and the American Beacon Numeric Integrated Alpha Fund is hereby incorporated into the Agreement, as amended, on behalf of each Fund of a Trust listed on Schedule I hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation, and supersedes any prior Schedule I to the Agreement.

Dated: April 22, 2019

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AMERICAN BEACON FUNDS AMERICAN BEACON SELECT FUNDS
By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President & COO

RESOLUTE INVESTMENT DISTRIBUTORS, INC.
By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

DISTRIBUTION AGREEMENT

Amended and Restated Schedule 1

Funds and Classes of the Client

As of April 22, 2019

Funds	Classes
American Beacon Funds
Acadian Emerging Markets Managed Volatility Fund	Institutional, Investor, A, C, Y
AHL Managed Futures Strategy Fund	Institutional, Investor, A, C, Y
AHL TargetRisk Fund	Institutional, Investor, A, C, Y
Alpha Quant Core Fund	Institutional, Investor, Y
Alpha Quant Dividend Fund	Institutional, Investor, Y
Alpha Quant Quality Fund	Institutional, Investor, Y
Alpha Quant Value Fund	Institutional, Investor, Y
ARK Transformational Innovation Fund	Institutional, Investor, A, C,Y
Bahl & Gaynor Small Cap Growth Fund	Institutional, Investor, A, C, Y,
Balanced Fund	Institutional, Investor, Advisor, A, C, Y
Bridgeway Large Cap Growth Fund	Institutional, Investor, A, C, Y, R6
Bridgeway Large Cap Value Fund	Institutional, Investor, A, C, Y, R6
Continuous Capital Emerging Markets Value Fund	Institutional, Investor, Y
Crescent Short Duration High Income Fund	Institutional, Investor, A, C, Y
Frontier Markets Income Fund	Institutional, Investor, A, C, Y
Garcia Hamilton Quality Bond Fund	Institutional, Investor, Y, R6
GLG Total Return Fund	Institutional, Investor, A, C, Y, Ultra
International Equity Fund	Institutional, Investor, Advisor, A, C, Y, R6
Ionic Strategic Arbitrage Fund	Institutional, Investor, A, C, Y
Large Cap Value Fund	Institutional, Investor, Advisor, A, C, Y, R6
Mid-Cap Value Fund	Institutional, Investor, Advisor, A, C, Y, R6
SGA Global Growth Fund	Institutional, Investor, A, C, Y
Shapiro Equity Opportunities Fund	Institutional, Investor, Y
Shapiro SMID Cap Equity Fund	Institutional, Investor, Y
SiM High Yield Opportunities Fund	Institutional, Investor, A, C, Y
Small Cap Value Fund	Institutional, Investor, Advisor, A, C, Y, R6
Sound Point Floating Rate Income Fund	Institutional, Investor, A, C, Y, SP
Stephens Mid-Cap Growth Fund	Institutional, Investor, A, C, Y, R6
Stephens Small Cap Growth Fund	Institutional, Investor, A, C, Y, R6
The London Company Income Equity Fund	Institutional, Investor, A, C, Y
Tocqueville International Value Fund	Institutional, Investor, Y
TwentyFour Strategic Income Fund	Institutional, Investor, A, C, Y, Ultra
Zebra Small Cap Equity Fund	Institutional, Investor, A, C, Y
American Beacon Select Funds
U.S. Gov’t. Money Market Select Fund	Select